UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2015

TRIBUNE MEDIA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-08572	36-1880355
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification Number)

435 North Michigan Avenue, Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 994-9300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Information.

On January 9, 2015, Tribune Media Company (the “Company”) announced that, pursuant to the Company’s amended and restated bylaws, the Board of Directors of the Company has set May 20, 2015 as the date for the Company’s 2015 Annual Meeting of Shareholders (the “Annual Meeting”), at a time and location to be determined and specified in our proxy statement related to the Annual Meeting.

Because the date of the Annual Meeting is more than 30 days from the anniversary date of last year’s annual meeting, pursuant to the U.S. Securities and Exchange Commission’s rules, including Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we have set the deadline for submission of proposals to be included in our proxy materials for the Annual Meeting as the close of business on January 23, 2015. Accordingly, in order for a shareholder proposal to be considered for inclusion in our proxy materials for the Annual Meeting, the proposal must be received by our Corporate Secretary, Tribune Media Company, 435 North Michigan Avenue, Chicago, Illinois 60611, on or before the close of business on January 23, 2015, and must comply with the procedures and requirements set forth in Rule 14a-8 under the Exchange Act.

In accordance with the advance notice requirements contained in our amended and restated bylaws applicable for an annual meeting that is not within 30 days of the anniversary date of the prior year’s annual meeting, for director nominations or other business to be brought before the Annual Meeting by a shareholder, other than Rule 14a-8 proposals described above, written notice must be delivered to our Corporate Secretary, Tribune Media Company, 435 North Michigan Avenue, Chicago, Illinois 60611, on or before the close of business on January 20, 2015. These shareholder notices also must comply with all additional procedures and requirements of our amended and restated bylaws and will not be effective otherwise.

A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated January 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2015	Tribune Media Company

	By:	/s/ Edward P. Lazarus
Edward P. Lazarus
Executive Vice President, General Counsel and Corporate Secretary